LEASE

THIS LEASE, made and entered into this **17th day of August, 2020** by and between **Coverage Consultants Unlimited, Inc**, Lessor and, Commercial Coverage Solutions, LLC, Lessee.

Witnesseth, that said Lessor, in consideration of the rents and covenants hereinafter contained, and

by the Lessee to be paid and performed, hereby leases to the Lessee, the following premises:

Office space at 8 Ivy Ln,

Pomona, NY.

Said premises are to be used as and for an insurance agency and for no other. Commencing on the **17th** **day of August, 2020** for and during the full term of two (2) years and annually renewable by mutual consent thereafter; yielding and paying therefor, during said term the sum of **Two Thousand ($ 2,000.00) Dollars**, per month payable each month. Checks to be made payable to **Coverage Consultants Unlimited, Inc** 8 Ivy Ln Pomona, NY 10970, or at such other place as the Lessor may direct in writing. Coverage Consultants Unlimited, Inc. acknowledges there will be no security deposit.

Said Lessee covenants and agrees with said Lessor that they will pay said rents aforesaid, except said premises shall be destroyed or rendered untenable by fire or unavoidable accidents.

Lessee will not assign this Lease or underlet said premises or any part thereof, without the written consent of said Lessor;

Not use or occupy said premises or any therefor, or permit the same to be used or occupied for any purpose deemed extra hazardous, unlawful or improper; not use or occupy said premises for any purpose other than that for which they are leased, or in any manner which, in the opinion of Lessor, may annoy the neighborhood, or be detrimental to the reputation of said premises; and the said Lessor covenants and agrees with said Lessee, that said Lessee, paying the rents and observing and keeping the covenants of this Lease on Lessee's part to be kept, shall lawfully, peaceably, and quietly hold and occupy said premises during said term without any

The words "Lessor" or "Lessee" wherever used in this Lease shall include Lessor's and Lessee's, and the heirs, executors, administrators, successors and assigns of the Lessor or Lessors and Lessee or Lessees, respectively.

EXECUTED THIS 1 st day of September, 2020.

Coverage Consultants Unlimited, Inc

By: Coverage Consultants Unlimited Inc.
Coverage Consultants Unlimited, Inc, Lessor

By:________________________
Commercial Coverage Solutions,
Lessee